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                                                                     EXHIBIT 3.5


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                   AND RIGHTS
                                       OF
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                             AMERICAN BIOMED, INC.


         American BioMed, Inc. (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, $.001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 125 shares of Series C Convertible Preferred Stock of the Company, as follows:

                  RESOLVED, that the Company is authorized to issue 125 shares of Series C Convertible Preferred Stock (the "SERIES C PREFERRED SHARES"), $.001 par value per share, which shall have the following powers, designations, preferences and other special rights:

                  (1) Dividends. The Series C Preferred Shares shall not bear any dividends.

                  (2) Holder's Conversion of Series C Preferred Shares. A holder of Series C Preferred Shares shall have the right, at such holder's option, to convert the Series C Preferred Shares into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), on the following terms and conditions:

                      (a) Conversion Right. Subject to the provisions of Sections 2(g), 2(j) and 2(k) below, at any time or times on or after 120 days after the initial date of issuance of the Series C Preferred Shares, any holder of Series C Preferred Shares shall be entitled to convert any Series C Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event other than upon a Mandatory Conversion pursuant to Section 2(g) hereof, shall any holder be entitled to convert Series C Preferred Shares in excess of that number of Series C Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares



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         of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Series C Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise of the remaining, unexercised Warrants (as defined below) beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

                      (b) Conversion Rate. The number of shares of Common
         Stock issuable upon conversion of each of the Series C Preferred Shares pursuant to Section (2)(a) shall be determined according to the following formula (the "CONVERSION RATE"):

                            (.07)(N/365)(20,000) + 20,000
                             ----------------------------
                                    Conversion Price

         For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                             (i)    "CONVERSION PRICE" means, as of any
         Conversion Date (as defined below), the lower of the Fixed Conversion Price and the Floating Conversion Price, each in effect as of such date and subject to adjustment as provided herein;

                             (ii)   "FIXED CONVERSION PRICE" means $1.75,
         subject to adjustment as provided herein; provided, however, that if the Company shall effect a Lock-Up (as defined in Section 2(j) hereof), the "Fixed Conversion Price" shall be the lesser of (i) the Fixed Conversion Price in effect immediately prior to the delivery of the Lock-Up Notice (as defined below) and (ii) the Average Market Price for the Common Stock for the twenty (20) consecutive trading days immediately preceding the last day of the Lock-Up Period (as defined below);

                             (iii) "FLOATING CONVERSION PRICE" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the Average Market Price for the Common Stock for the five (5) consecutive trading days immediately preceding such date;

                             (iv) "CONVERSION PERCENTAGE" means the following percentage (regardless of whether the Lock-Up is affected, but subject to adjustment as otherwise provided herein);

                                        (A)   100% if the Conversion Date (as
              defined below) is on or before 180 days following the Issuance Date (as defined below);



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                                        (B)    89% if the Conversion Date is
              after 180 days following the Issuance Date but on or before 210 days following the Issuance Date;

                                        (C)    86.5% if the Conversion Date is
              after 210 days following the Issuance Date but on or before 240 days following the Issuance Date;

                                        (D)    84% if the Conversion Date is
              after 240 days following the Issuance Date but on or before 270 days following the Issuance Date;

                                        (E)    81% if the Conversion Date is
              after 270 days following the Issuance Date but on or before 300 days following the Issuance Date;

                                        (F)    78% if the Conversion Date is
              after 300 days following the Issuance Date but on or before 330 days following the Issuance Date; and

                                        (G)    75% if the Conversion Date is any
              time after 330 days following the Issuance Date.


                             (v) "AVERAGE MARKET PRICE" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

                             (vi) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price on the Nasdaq National Market (the "NASDAQ-NM") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq-NM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted
         for any stock dividend, stock split or other similar   transaction
         during such period); and

                             (vii) "N" means the number of days from, but excluding, the Issuance Date through and including the Conversion Date for the Series C Preferred Shares for which conversion is being elected.

                             (viii) "ISSUANCE DATE" means the initial date of issuance of the Series C Preferred Shares.



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                      (c) Adjustment to Conversion Price - Registration
         Statement. If the registration statement (the "REGISTRATION STATEMENT") covering the resale of the shares of Common Stock issuable upon conversion of the Series C Preferred Shares and required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the initial holders of the Series C Preferred Shares (the "REGISTRATION RIGHTS AGREEMENT") is not declared effective by the SEC on or before the ninetieth (90th) day following the Issuance Date (the "SCHEDULED EFFECTIVE DATE"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Conversion Percentage and the Fixed Conversion Price shall be adjusted as follows:

                             (i) Conversion Percentage. Subject to the last paragraph of this Section 2(c), the Conversion Percentage in effect at such time for each time period set forth in Section 2(b)(iv) with respect to the Series C Preferred Shares which may be converted as permitted by Section 2(k) hereof during the period that sales cannot be made pursuant to the Registration Statement, shall be reduced by a number of percentage points equal to the product of (A) two and one-half (2.5) and (B) the sum of (I) the number of months (prorated for partial months) after the Scheduled Effective Date and prior to the date that the relevant Registration Statement is declared effective by the SEC and (II) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective. (For example, if the Registration Statement becomes effective one and one-half (1 1/2) months after the Scheduled Effective Date, the Conversion Percentage for each period set forth in
         Section 2(b)(iv) with respect to 25% of the Series C Preferred Shares would decrease by three and three-quarters percent (3.75%) until any subsequent adjustment; if thereafter sales could not be made pursuant to the Registration Statement for a period of two (2) additional months, the Conversion Percentage with respect to such 25% of the Series C Preferred Shares for each remaining period set forth in
         Section 2(b)(iv) would decrease by an additional five percent (5%), for an aggregate decrease of eight and three-quarters percent (8.75%); and

                             (ii) Fixed Conversion Price. Subject to the last paragraph of this Section 2(c), the Fixed Conversion Price in effect at such time with respect to the Series C Preferred Shares which may be converted as permitted by Section 2(k) hereof during the period that sales cannot be made pursuant to the Registration Statement, shall be reduced by an amount equal to the product of (A) four thousand three hundred and seventy-five hundred thousandths of a dollar ($.04375) and (B) the sum of (I) the number of months (prorated for partial months) after the Scheduled Effective Date and prior to the date that the Registration Statement is declared effective by the SEC and (II) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective. (For example, if the



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         Registration Statement becomes effective one and one-half (1 1/2)
         months after the Scheduled Effective Date, the Fixed Conversion Price with respect to 25% of the Series C Preferred Shares would be $1.6844 until any subsequent adjustment; if thereafter sales could not be made pursuant to the Registration Statement for a period of two (2) additional months, the Fixed Conversion Price with respect to such 25% of the Series C Preferred Shares would then be $1.5969)).

         Provided however, notwithstanding anything to the contrary, (i) if the Registration Statement is not declared effective by the SEC on or before the one-hundred and twentieth (120th) day following the Issuance Date, for purposes of the adjustment to the Conversion Percentage and the Fixed Conversion Price under this Section 2(c) for the time period between the ninetieth (90th) day and the one-hundred and twentieth (120th) day, 25% of the Series C Preferred Shares shall be assumed to be subject to the right to convert pursuant to Section 2 hereof, and (ii) after the Registration Statement has been declared effective by the SEC, if sales cannot be made pursuant to the Registration Statement during the Lock-Up Period (as defined in
         Section 2(j) hereof).

                      (d) Adjustment to Conversion Price -- Dilution and
         Other Events. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

                             (i) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                             (ii)   Reorganization, Reclassification,
         Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series C Preferred Shares then outstanding) to insure that each of the holders of the Series C Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the



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         conversion of such holder's Series C Preferred Shares had such Organic
         Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series C Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(d) and Section 2(e) below will thereafter be applicable to the Series C Preferred Shares. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of a majority of the Series C Preferred Shares then outstanding), the obligation to deliver to each holder of Series C Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. For purposes of this Agreement, "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                             (iii)  Notices.

                             (A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of Series C Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                             (B) The Company will give written notice to each holder of Series C Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock,
         (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                             (C) The Company will also give written notice to each holder of Series C Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, Major Transaction (as defined below), dissolution or liquidation will take place.

                      (e) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holders of Series C Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred Shares immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.



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                      (f) Mechanics of Conversion.  Subject to the Company's
         inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 4 below:

                             (i) Holder's Delivery Requirements. To convert Series C Preferred Shares into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Pacific Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE"), to the Company or its designated transfer agent (the "TRANSFER AGENT"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series C Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.

                             (ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five (5) business days following the date of receipt,
         (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account at The Depository Trust Company.

                             (iii)  Dispute Resolution.  In the case of a
         dispute as to the determination of the Average Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Conversion Rate within two (2) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.



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                             (iv)   Record Holder.  The person or persons
         entitled to receive the shares of Common Stock issuable upon a conversion of Series C Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                             (v) Company's Failure to Timely Convert. If the Company shall fail to issue to a holder within ten (10) business days following the date of receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, a certificate for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Series C Preferred Shares, in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement between the Company and the initial holders of the Series C Preferred Shares (the "SECURITIES PURCHASE AGREEMENT") (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder on each day after the tenth (10th) business day following the date of receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to the Conversion Notice, for which such conversion is not timely effected, an amount equal to 0.1% of the product of (A) the number of shares of Common Stock not issued to the holder and to which such holder is entitled and (B) the Closing Bid Price of the Common Stock on the business day following the date of receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to the Conversion Notice.

                      (g) Mandatory Conversion. If any Series C Preferred Shares remain outstanding on March 31, 2000, then all such Series C Preferred Shares shall be converted as of such date in accordance with this Section 2 as if the holders of such Series C Preferred Shares had given the Conversion Notice on March 31, 2000, and the Conversion Date had been fixed as of March 31, 2000, for all purposes of this Section 2, and all holders of Series C Preferred Shares shall thereupon and with two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent. No person shall thereafter have any rights in respect of Series C Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

                      (h) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series C Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                      (i) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series C Preferred Shares.



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                      (j) Lock-Up.  If the Lock-Up Conditions (as defined below)
         are satisfied, but only for that period of time that the Lock-Up Conditions are satisfied, the Company may at its option at any time after the 180th day following the Issuance Date but before 361st day following the Issuance Date (the "LOCK-UP EXERCISE PERIOD"), prohibit holders of the Series C Preferred Shares from exercising any conversion rights granted pursuant to Section (2)(a) (the "LOCK-UP") for a period (the "LOCK-UP PERIOD") beginning on the Lock-Up Notice Delivery Date (as defined below) until the earlier of (Y) ninety (90) after the Lock-Up Notice Delivery Date and (Z) such time as the Lock-Up Conditions (as defined below) are no longer satisfied;
         provided, however, that, if the LockUp Notice Delivery Date is on or after 271st day following the Issuance Date, the Lock-Up Period shall terminate on the 360th day following the Issuance Date.

                             (i)    Lock-Up Conditions.  The "LOCK-UP
         CONDITIONS" shall be deemed satisfied only for such period of time as the Board of Directors of the Company is in possession of material, non-public information relating to a business transaction involving the Company which would be required to be disclosed to the public before any member of the Board of Directors would be able to sell any equity securities of the Company in compliance with the anti-fraud provisions of the Securities Act of 1933. The Company shall give prompt notice to each of the holders of the Series C Preferred Shares if at any time during the Lock-Up period such condition is not properly satisfied.

                             (ii) Consideration for Lock-Up. In consideration for the Company's exercise of the Lock-Up, the Company shall (A) on the Lock-Up Notice Delivery Date (as defined below) deliver to each holder of Series C Preferred Shares a warrant (the "LOCK-UP WARRANT") exercisable for that number of shares of Common Stock equal to one-half (1/2) of the number of shares of Common Stock which would have been issuable had such holder converted such holder's Series C Preferred Shares which, except for the effect of the Lock-Up, such holder could have converted pursuant to Section 2(k) hereof as of the LockUp Notice Delivery Date, and (B) on the last day of the Lock-Up Period deliver to each holder of Series C Preferred Shares an additional Lock-Up Warrant exercisable for that number of shares of Common Stock equal to one-half (1/2) of the number of shares of Common Stock which would have been issuable had such holder converted such holder's Series C Preferred Shares which, except for the effect of the Lock-Up, would have become subject to the holder's right to convert pursuant to Section 2(k) hereof after the Lock-Up Notice Delivery Date but during the Lock-Up Period. The Lock-Up Warrants shall be issued in substantially the form of the warrants issued to the holders of the Series C Preferred Shares in connection with the conversion of the Series C Preferred Shares; provided, however, that the exercise price of the Lock-Up Warrants shall be the Fixed Conversion Price as in effect at the time of issuance thereof but such exercise price shall not be subject to adjustment as set forth in Section (2)(b)(ii) hereof.

                             (iii) Mechanics of Lock-Up. To effect the Lock-Up, the Company shall (x) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Central Time on any date (the "LOCK-UP NOTICE DELIVERY DATE") during the Lock-Up Exercise Period, to each holder of Series C Preferred Shares (I) a copy of a fully executed notice in the form of Exhibit II hereto (the "LOCK-UP NOTICE") and (II) executed agreements



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         ("LOCK-UP AGREEMENTS"), in the form attached hereto as Exhibit III, from each officer or director of the Company or any subsidiary of the Company who beneficially owns, or has any disposition power with respect to, 0.05% or more of the total outstanding shares of Common Stock as of the Lock-Up Notice Delivery Date which, for the benefit of the holders of the Series C Preferred Shares, which obligates such persons not to sell or otherwise dispose of any shares of Common Stock until one day after each of the holders of the Series C Preferred Shares has received written notice from the Company that the Lock-Up Period has ended, and (y) surrender to a common carrier for delivery to each Series C Preferred Share holder as soon as practicable following such date, an originally executed Lock-Up Notice, originally executed Lock-Up Agreements and an originally executed Lock-Up Warrant; provided, however, that such Lock-Up Notice shall not be effective with respect to the conversion of any shares of Series C Preferred Shares for which a holder of such shares has, prior to receipt of the Lock-Up Notice, properly delivered a Conversion Notice pursuant to Section (2)(f)(i).

                      (k) Conversion Restriction. The right of a holder of Series C Preferred Shares to convert Series C Preferred Shares pursuant to this
Section 2 shall be subject to the following limitations (which shall be applied independently):

                             (i)    Prior to the 120th day following the
         Issuance Date, holders of Series C Preferred Shares shall not be entitled to convert any Series C Preferred Shares;

                             (ii) During the period beginning on the 120th day following the Issuance Date and ending on the 210th day following the Issuance Date, each Buyer and all of their respective successors shall be entitled to convert no more than 25% of the number of Series C Preferred Shares purchased by such Buyer;

                             (iii) During the period beginning on the 120th day following the Issuance Date and ending on 300th day following the Issuance Date, each Buyer and all of their respective successors shall be entitled to convert no more than 50% of the number of Series C Preferred Shares purchased by such Buyer;

                             (iv) During the period beginning on the 120th day following the Issuance Date and ending on the 390th day following the Issuance Date, each Buyer and all of their respective successors shall be entitled to convert no more than 75% of the number of Series C Preferred Shares purchased by such Buyer; and

                             (v) After the 390th day following the Issuance Date, each holder of the Series C Preferred Shares shall be entitled to convert any and all of the Series C Preferred Shares then held by such person.

Provided however, notwithstanding the foregoing, any holder of Series C Preferred Shares shall be immediately entitled to convert such holder's Series C Preferred Shares into shares of Common Stock pursuant to this Section 2 upon
(i) the occurrence of any Triggering Event, (ii) any public announcement by the Company stating that the Company intends to consummate, or is the subject of, a Major Transaction, (iii) execution of a definitive agreement by the Company with respect to a Major Transaction or (iv) the consummation of a Major Transaction.

                  (3) Redemption at Option of Holders.

                      (a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Series C Preferred Shares contained herein, after a Major Transaction (as defined below), the holders of Series C Preferred Shares shall have the right in accordance with Section 3(f), at the option of the holders of at least two-thirds (2/3) of the Series C Preferred Shares then outstanding, to require the Company to redeem all of the Series C Preferred Shares then outstanding at a price per Series C Preferred Share equal to the greater of (i) 100% of the Liquidation Value (as defined below) of such share and (ii) the price calculated in accordance with the Redemption Rate (as defined below) calculated as of the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made (A) after 1:00 p.m. Central Time on such date or (B) on a date on which the exchange or market on which the Common Stock is traded is closed.

                      (b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series C Preferred Shares contained herein, after a Triggering Event (as defined below), the holders of Series C Preferred Shares shall have the right in accordance with Section 3(g), at the option of the holders of at least two-thirds (2/3) of the Series C Preferred Shares then outstanding, to require the Company to redeem all of the Series C Preferred Shares then outstanding at a price per Series C Preferred Share equal to the greater of (i) 120% of the Liquidation Value of such share and (ii) the price calculated in accordance with the Redemption Rate as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open.

                      (c) "Redemption Rate". The "REDEMPTION RATE" shall, as of any date of determination, be equal to (i) the Conversion Rate in effect as of such date as calculated pursuant to Section 2(b) multiplied by (ii) the Closing Bid Price of the Common Stock on such date.

                      (d) "Major Transaction". A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events:

                             (i)    the consummation of any merger,
         reorganization, restructuring, consolidation or similar transaction by or involving the Company except (A) a merger or consolidation where the Company is the survivor or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company;

                             (ii) sale of all or substantially all of the assets of the Company or all of its material subsidiaries or any similar transaction or related transactions which effectively results in a sale of all or substantially all of the assets of the Company and/or its subsidiaries;

                             (iii) the occurrence, after the date hereof, of the acquisition, by any person (including any entity or association) or persons (other than any existing stockholder of the Company or two or more existing stockholders of the Company, acting in concert, of securities of the Company (or the power to vote such securities) representing 50% or more of the total voting power of all outstanding Common Stock or other voting securities of the Company; or

                             (iv) the failure of the Company to continue to own, directly or indirectly, all of the capital stock of all of its material subsidiaries (other than due to a merger or consolidation of any subsidiary into the Company or a wholly-owned subsidiary of the Company).

                      (e) "Triggering Event". A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                             (i) either (A) the failure of the Registration Statement to be effective or to cover the resale of all of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Shares and exercise of the Warrants at any time after sixty
         (60) days after the Scheduled Effective Date (provided that for purposes of determining the Closing Bid Price under Section 3(c) above, the Triggering Event shall be deemed to have occurred on the first day of such 60-day period) or (B) for any period of sixty (60) consecutive days after the date that is sixty (60) days after the Scheduled Effective Date, other then during the Lock-Up Period, that Common Stock issued or issuable upon conversion of the Shares C Preferred Shares cannot be sold under the Registration Statement for any reason (provided that for purposes of determining the Closing Bid Price under Section 3(c) above, the Triggering Event shall be deemed to have occurred on the first day of such 60-day period);

                             (ii) if for any reason, the Company fails to perform or observe any covenant, agreement or other provision contained in Sections 9 or 10 hereof or in Section 4(h) of the Securities Purchase Agreement.

                             (iii) Steven Rash ceases to be the Chief Executive Officer of the Company prior to March 31, 1998 other than in connection with a Major Transaction;

                             (iv) the Company's notice to any holder of Series C Preferred Shares or Warrants, including by way of public announcement, at any time, of its intention for any reason not to comply with requests for conversion of any Series C Preferred Shares or exercise of any Warrant for shares of Common Stock other than in connection with or pursuant to a proper exercise of the Company's Lock-Up rights pursuant to Section 2(j);

                             (v) if for any reason, the Company fails to perform or observe any covenant, agreement or other provision contained herein or in the Securities Purchase Agreement or the Registration Rights Agreement, and such failure is not cured within 30 days after the Company knows, or should have known with the exercise of reasonable diligence, of the occurrence thereof, and such failure has had, or could reasonably be expected to have, a material adverse effect on (A) the financial condition, operating results, business, properties or operations of the Company and its subsidiaries taken as a whole taking into account any proceeds reasonably expected to be received by the Company or its subsidiaries in the foreseeable future from insurance policies or rights of indemnification or (B) the Series C Preferred Shares; or

                             (vi) any representation or warranty contained in the Securities Purchase Agreement or the Registration Rights Agreement is false or misleading on or as of the date made and which either reflects or has had a material adverse effect on (A) the financial condition, operating results, business, properties or operations of the Company and its subsidiaries taken as a whole taking into account any proceeds reasonably expected to be received by the Company or its subsidiaries in the foreseeable future from insurance policies or rights of indemnification or (B) the Series C Preferred Shares.

                      (f) Mechanics of Redemption at Option of Buyer Upon
         Major Transaction. No sooner than fifteen (15) days nor later than ten
         (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF MAJOR TRANSACTION") to each holder of Series C Preferred Shares. At any time after receipt of a Notice of Major Transaction, the holders of at least two-thirds (2/3) of the Series C Preferred Shares then outstanding may require the Company to redeem all of the holders' Series C Preferred Shares then outstanding in accordance with Section 3(a) by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate
         (i) the number of Series C Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable redemption price, as calculated pursuant to Section 3(a) above.

                      (g) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF TRIGGERING EVENT") to each holder of Series C Preferred Shares. At any time after receipt of a Notice of Triggering Event, the holders of at least two-thirds (2/3) of the Series C Preferred Shares then outstanding may require the Company to redeem all of the Series C Preferred Shares then outstanding in accordance with Section 3(b) by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Series C Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable redemption price, as calculated pursuant to Section 3(b) above.

                      (h) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction or a Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, from the holders of at least two-thirds (2/3) of the Series C Preferred Shares then outstanding, the Company shall immediately notify each holder by facsimile of the Company's receipt of such requisite notices necessary to affect a redemption and each holder of Series C Preferred Shares shall thereafter promptly send such holder's Preferred Stock Certificates to be redeemed to the Company or its Transfer Agent. The Company shall pay the applicable redemption price, as calculated pursuant to Section 3(a) or 3(b) above, in cash to such holder within thirty (30) days after the Company's receipt of the requisite notices required to affect a redemption; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company or its Transfer Agent; provided further that if the Company is unable to redeem all of the Series C Preferred Shares, the Company shall redeem an amount from each holder of Series C Preferred Shares equal to such holder's pro-rata amount (based on the number of Series C Preferred Shares held by such holder relative to the number of Series C Preferred Shares outstanding) of all Series C Preferred Shares being redeemed. If the Company shall fail to redeem all of the Series C Preferred Shares submitted for redemption (other than pursuant to a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate), the applicable redemption price payable in respect of such unredeemed Series C Preferred Shares shall bear interest at the rate of 2.5% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable redemption price in full to each holder, holders of at least two-thirds (2/3) of the Series C Preferred Shares then outstanding, including shares of Series C Preferred Shares submitted for redemption pursuant to this Section 3 and for which the applicable redemption price has not been paid, shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to each holder all of the Series C Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the applicable redemption price has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable redemption price to each holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Series C Preferred Shares submitted for redemption and for which the applicable redemption price has not been paid, (ii) the Company shall immediately return any Series C Preferred Shares submitted to the Company by each holder for redemption under this Section 3(i) and for which the applicable redemption price has not been paid, (iii) the Fixed Conversion Price of such returned Series C Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed

         Conversion Price then in effect, and (iv) the Conversion Percentage in effect at such time and thereafter shall be reduced by a number of percentage points equal to the product of (A) two and one-half (2.5) and (B) the number of months (prorated for partial months) in the period beginning on the date on which the Notice(s) of Redemption at Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to
         Section 2(f)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Market Price" and the term "Redemption Rate" being substituted for the term "Conversion Rate".

                  (4) Inability to Fully Convert.

                      (a) Holder's Option if Company Cannot Fully Convert.
         If at any time after the earlier to occur of (i) effectiveness of the Registration Statement or (ii) sixty (60) days after the Scheduled Effective Date, other than during the Lock-Up Period, upon the Company's receipt of a Conversion Notice, the Company does not issue shares of Common Stock which are registered for resale under the Registration Statement within five (5) business days of the time required in accordance with Section 2(f) hereof, for any reason or for no reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the Nasdaq-NM, from issuing all of the Common Stock which is to be issued to a holder of Series C Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered and eligible for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2(f) above and, with respect to the unconverted Series C Preferred Shares, the holder, solely at such holder's option, can, in addition to any other remedies such holder may have hereunder, under the Securities Purchase Agreement (including indemnification under Section 8 thereof), under the Registration Rights Agreement, at law or in equity, elect to:

                             (i) require the Company to redeem from such holder those Series C Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("MANDATORY REDEMPTION") at a price per Series C Preferred Share (the "MANDATORY REDEMPTION PRICE") equal to the greater of (x) 120% of the Liquidation Value of such share and (y) the Redemption Rate as of such Conversion Date;

                             (ii) if the Company's inability to fully convert Series C Preferred Shares is pursuant to Section 4(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f) above; or

                             (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Series C Preferred Shares that were to be converted pursuant to such holder's Conversion Notice.

                      (b) Mechanics of Fulfilling Holder's Election. The
            Company shall immediately send via facsimile to a holder of Series C Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 4(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "INABILITY TO FULLY CONVERT NOTICE"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series C Preferred Shares which cannot be converted and
            (iii) the applicable Mandatory Redemption Price. Such holder must within five (5) business days of receipt of such Inability to Fully Convert Notice deliver written notice via facsimile to the Company ("NOTICE IN RESPONSE TO INABILITY TO CONVERT") of its election pursuant to Section 4(a) above.

                      (c) Payment of Redemption Price. If such holder shall
            elect to have its shares redeemed pursuant to Section 4(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 4(c) (other than pursuant to a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption
            Rate), such unpaid amount shall bear interest at the rate of 2.5% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Series C Preferred Shares for which the full Mandatory Redemption Price has not been paid and receive back such Series C Preferred Shares. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such thirty (30) days time period due to a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Market Price" and the term "Redemption Rate" being substituted for the term "Conversion Rate".

                      (d) Pro-rata Conversion and Redemption. In the event the
            Company receives a Conversion Notice from more than one holder of Series C Preferred Shares on the same day and the Company can convert and redeem some, but not all, of the Series C Preferred Shares pursuant to this Section 4, the Company shall convert and redeem from each holder of Series C Preferred Shares electing to have Series C Preferred Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Series C Preferred Shares held by such holder relative to the number of Series C

         Preferred Shares outstanding) of all Series C Preferred Shares being converted and redeemed at such time.

                  (5) Reissuance of Certificates. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Series C Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series C Preferred Shares a preferred stock certificate representing the remaining Series C Preferred Shares which have not been so converted or redeemed.

                  (6) Reservation of Shares. The Company shall, so long as any of the Series C Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series C Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 125% of the number of shares of Common Stock for which the Series C Preferred Shares are at any time convertible.

                  (7) Voting Rights. Holders of Series C Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.

                  (8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series C Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series C Preferred Share equal to the sum of (i) $20,000 and (ii) an amount equal to the product of (.07) (N/365) ($20,000) (such sum being referred to as the "LIQUIDATION VALUE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series C Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series C Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Series C Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Series C Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series C Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

                  (9) Preferred Rank. All shares of Common Stock shall be of junior rank to all Series C Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series C Preferred Shares. The Series C Preferred Shares shall be of equal rank with shares of the Company's 1996 Series A Convertible Preferred Stock and 1996 Series B Convertible Preferred Stock. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series C Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Series C Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series C Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series C Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series C Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

                 (10) Restriction on Redemption and Dividends.

                      (a) Restriction on Dividends. If any Series C Preferred Shares are outstanding, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series C Preferred Shares, the Company shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock so long as written notice thereof has been given to holders of the Series C Preferred Shares at least 30 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this Section 10 (a) shall not prohibit the Company from declaring and paying a dividend in cash with respect to the Common Stock so long as the Company: (i) pays simultaneously to each holder of Series C Preferred Shares an amount in cash equal to the amount such holder would have received had all of such holder's Series C Preferred Shares been converted to Common Stock pursuant to Section 2 hereof one business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holders of the Series C Preferred Shares under clause 10 (a)(i) hereof, the Company has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Company or any of its subsidiaries since its most recent balance sheet and (C) 125% of the amount payable to all holders of any shares of any class of preferred stock of the Company assuming a liquidation of the Company as the date of its most recently available balance sheet.

                      (b) Restriction on Redemption. If any Series C Preferred Shares are outstanding, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series C Preferred Shares, the Company shall not directly or indirectly redeem, purchase or otherwise acquire from any person or entity other than from a direct or indirect wholly-owned subsidiary of the Company, or permit any subsidiary of the Company to redeem, purchase or otherwise acquire from any person or entity other than from the Company or another direct or indirect wholly-owned subsidiary of the Company, any of the Company's or any subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) except for (a) the redemption of shares of 1996 Series A Preferred Stock, 1996 Series B Preferred Stock or Series C Preferred Stock pursuant to the Certificate of Incorporation of the Company or the respective Certificate of Designations, Preferences and Rights as in effect on the date hereof, (b) the redemption or repurchase of Common Stock and Preferred Stock up to an aggregate of $250,000 per year but in no event more than $1,000,000 in the aggregate after the date hereof from directors and officers of the Company or any of its subsidiaries in the event any such person shall cease to be employed by, or a director of, the Company or any of its direct or indirect subsidiaries for any reason, including without limitation, upon death, retirement, permanent disability or termination for any reason.

                 (11) Vote to Change the Terms of Series C Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Series C Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series C Preferred Shares.

                 (12) Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series C Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Series C Preferred Shares into Common Stock.

                 (13) Withholding Tax Obligations. Notwithstanding anything herein to the contrary, to the extent that the Company receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Series C Preferred Shares so effected, the Company may reasonably condition the making of any distribution (as such term is defined under applicable federal tax laws and regulations) in respect of any Series C Preferred Share on the holder of such Series C Preferred Shares depositing with the Company an amount of cash sufficient to enable the Company to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Series C Preferred Shares so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Company, the Company shall not be permitted to condition the making of any such distribution in respect of any Series C Preferred Share on the holder of such Series C Preferred Shares depositing with the Company any Withholding Tax with respect to such distribution, provided however; the Company may reasonably condition the making of any such distribution in respect of any Series C Preferred Share on the holder of such Series C Preferred Shares executing and delivering to the Company, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (ii) an indemnification agreement in reasonably acceptable form with respect to any federal tax liability, penalties and interest that may be imposed upon the Company by the Internal Revenue Service as a result of the Company's failure to withhold in connection with such distribution to such holder. If the conditions in the preceding two sentences are fully satisfied, the Company shall not be required to pay any additional damages set forth in Section 2(f)(v) of this Certificate of Designations if its failure to timely deliver any Conversion Shares results solely from the holder's failure to deposit any withholding tax hereunder or provide to the Company an executed indemnification agreement in the form of Exhibit IV hereto.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Steven Rash its Chief Executive Officer, as of the 21st day of March 1997.

                                               AMERICAN BIOMED, INC.




                                               By: /s/ STEVEN RASH
                                                  ------------------------------
                                                  Steven Rash
                                                  Chief Executive Officer

                                   EXHIBIT I

                             AMERICAN BIOMED, INC.
                               CONVERSION NOTICE

         Reference is made to the Certificate of Designations, Preferences and Rights of American BioMed, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, $.001 par value per share (the "SERIES C PREFERRED SHARES"), of American BioMed, Inc., a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, $.001 par value per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series C Preferred Shares specified below as of the date specified below.

         The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series C Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "Act"), or (ii) advice of counsel that such sale is exempt from registration required by
Section 5 of the Act.


                                           Date of Conversion:

                                           -------------------------------------


                                           Number of Series C
                                           Preferred Shares to be converted

                                           -------------------------------------


                                           Stock certificate no(s). of Series C
                                           Preferred Shares to be converted:

                                           -------------------------------------


Please confirm the following information:

                                           Conversion Price:

                                           -------------------------------------

                                           Number of shares Common Stock
                                           to be issued:

                                           -------------------------------------

Please issue the Common Stock into which the Series C Preferred Shares are being converted in the following name and to the following address:

                                           Issue to: (1)

                                           -------------------------------------

                                           -------------------------------------


                                           Facsimile Number:

                                           -------------------------------------

                                           Authorization:

                                           -------------------------------------
                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------
                                           Dated:
                                                 -------------------------------




ACKNOWLEDGED AND AGREED:

AMERICAN BIOMED, INC.

By:
   ----------------------------------
Name:
      -------------------------------
Title:
      -------------------------------
Dated:
      -------------------------------


--------
  (1) If other than to the record holder of the Series C Preferred Shares, any applicable transfer tax must be paid by the undersigned.

                                   EXHIBIT II

                             AMERICAN BIOMED, INC.
                                 LOCK-UP NOTICE


         Reference is made to the Certificate of Designations, Preferences and Rights (the "CERTIFICATE OF DESIGNATIONS") of American BioMed, Inc. (the "COMPANY"). In accordance with and pursuant to Section (2)(j) of the Certificate of Designations, the Company hereby elects to exercise its LockUp rights (as set forth in the Certificate of Designations), effective as of the date hereof. Consequently, the Company shall not be required to convert any Series C Preferred Shares which have a Conversion Date (as defined in the Certificate of Designations) during the period beginning on the date hereof and ending on the earlier of (i) that date which is ninety (90) days from the date hereof and (ii) the 360th day following the Issuance Date (as defined in the Certificate of Designations).


                                  Authorization:
                                                --------------------------------
                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------
                                           Dated:
                                                 -------------------------------

                                  EXHIBIT III

                             AMERICAN BIOMED, INC.
                           FORM OF LOCK-UP AGREEMENT

         Reference is made to the Certificate of Designations, Preferences and Rights (the "CERTIFICATE OF DESIGNATIONS") of American BioMed, Inc. (the "COMPANY"). The undersigned has been advised that in accordance with and pursuant to Section (2)(j) of the Certificate of Designations, effective as of __________ (the "LOCK-UP COMMENCEMENT DATE"), the Company has elected to exercise its Lock-Up rights (as set forth in the Certificate of Designations) with respect to shares of Series C Convertible Preferred Stock (the "SERIES C PREFERRED SHARES"), $.001 par value per share. Consequently, the Company shall not be required to convert any Series C Preferred Shares which have a Conversion Date (as defined in the Certificate of Designations) during the period (the "Lock Up Period") beginning on the Lock-Up Commencement Date and ending on the earlier of (i) that date which is ninety (90) days from the Lock-Up Commencement Date and (ii) [the 360th day following the Issuance Date (as defined in the Certificate of Designations)].

         In consideration of the agreement by the holders of the Series C Preferred Shares not to convert any Series C Preferred Shares pursuant to the Lock-Up rights, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that until one day after each of the holders of the Series C Preferred Shares has received written notice from the Company that the LockUp Period has ended the undersigned will not, directly or indirectly, without the prior written consent of the holders representing a majority of the outstanding Series C Preferred Shares, sell, contract to sell, pledge, grant any option for the sale of or otherwise dispose or cause the disposition of any shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), or any securities convertible into or exchangeable or exercisable for any shares of Common Stock owned by the undersigned. Notwithstanding the foregoing, the undersigned shall not need to obtain such written consent with respect to (1) a transfer (not involving a sale in the public market) of shares of Common Stock by the undersigned in a bona fide charitable or other donative transaction or in any estate planning transaction so long as in each case the transferee of such shares agrees in writing to be bound by the terms of this agreement and furnishes a copy of such agreement to holders of the Series C Preferred Shares prior to effecting any such transfer and (2) a transfer (not involving a sale in the public market) of shares of Common Stock, if the undersigned is a natural person, due to the death or disability of the undersigned so long as the transferee of such shares agrees in writing to be bound by the terms of this agreement and furnishes a copy of such agreement to holders of the Series C Preferred Shares prior to effecting any such transfer.

                  In furtherance of the foregoing, the Company and the Company's transfer agent and registrar are hereby authorized to decline to make any transfer or securities if such transfer would constitute a violation or breach of this agreement.



                                        Very truly yours,


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name: